UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 5, 2013	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

1135 Terminal Way, Suite 207B
Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of November 5, 2013 Infrastructure Materials Corp. (the “Company”) accepted the resignation of Anne Macko as Corporate Secretary of the Company, effective immediately. There were no disagreements between the Company and Ms. Macko with respect to the management, operations, policies, procedures, practices, internal controls or public disclosure documents of the Company.

The Company appointed Jeanette Durbin to the position of Corporate Secretary effective as of November 5, 2013. Ms. Durbin has over 20 years of experience in banking and finance and holds a Bachelor of Science degree in Business Management from the University of Phoenix. Ms. Durbin previously held positions with Donnelley Receivables, Inc., Eagle Picher Filtration & Minerals, Nevada Security Bank and Accenture Management Consulting for Microsoft Licensing. In January of 2012, Ms. Durbin was retained by the Company as a consultant and became an employee in April of 2012. Ms. Durbin is 52 years old.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

November 7, 2013	/s/ Jeanette Durbin
Name: Jeanette Durbin
Title: Secretary